THIS NOTICE OF GUARANTEED DELIVERY IS BEING USED WITH RESPECT TO THE FOLLOWING ISSUE OF NOTES OF CONCENTRA MANAGED CARE, INC. (CHECK ONLY ONE*):
         [ ] 6% CONVERTIBLE SUBORDINATED NOTES DUE 2001
             CUSIP #: 20589T-AA-1
                      674623-AA-1 (FORMERLY OCCUSYSTEMS, INC.)
         [ ] 4.5% CONVERTIBLE SUBORDINATED NOTES DUE 2003
             CUSIP #: 20589T-AB-9
                      20589T-AC-7

                          NOTICE OF GUARANTEED DELIVERY

                      PURSUANT TO THE OFFER TO PURCHASE OF
                          CONCENTRA MANAGED CARE, INC.
                               DATED JULY 20, 1999

         This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender the 6% Convertible Subordinated Notes due 2001 (the "6% Notes") or the 4.5% Convertible Subordinated Notes due 2003 (the "4.5% Notes" and, together with the 6% Notes, the "Notes") of Concentra Managed Care, Inc. (the "Company") pursuant to the Offer to Purchase (as defined below) if (i) certificates for such Notes are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal with respect to the Notes (the "Letter of Transmittal"), certificates for Notes or other required documents to reach United States Trust Company of New York (the "Depositary") prior to the Expiration Time (as defined below) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary.

   EACH OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 17, 1999 UNLESS EXTENDED OR TERMINATED (SUCH TIME AND DATE OR THE LATEST TIME AND DATE TO WHICH THE RELEVANT OFFER (AS DEFINED IN THE OFFER TO PURCHASE) MAY BE EXTENDED OR TERMINATED WITH RESPECT TO EACH OF THE OFFERS, BEING REFERRED TO HEREIN AS THE "EXPIRATION TIME"). HOLDERS OF NOTES MUST TENDER THEIR NOTES PRIOR TO THE APPLICABLE EXPIRATION TIME TO RECEIVE THE APPLICABLE PURCHASE PRICE (ASDEFINEDINTHEOFFERTOPURCHASE). TENDERS OF NOTES MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME AND, UNLESS THERETOFORE ACCEPTED FOR PAYMENT BY THE COMPANY PURSUANT TO THE RELEVANT OFFER, MAY BE VALIDLY WITHDRAWN AT ANY TIME AFTER TUESDAY, SEPTEMBER 14, 1999.

                                             THE DEPOSITARY FOR THE OFFERS IS:
                                          UNITED STATES TRUST COMPANY OF NEW YORK
---------------------------------------------------------------------------------------------------------------------------
           BY OVERNIGHT COURIER &                      BY HAND UP TO 4:30 P.M.                BY REGISTERED OR CERTIFIED MAIL:
           BY HAND AFTER 4:30 P.M.
  ON THE DATE OF THE EXPIRATION TIME ONLY:
   United States Trust of New York Company     United States Trust of New York Company     United States Trust of New York Company
          770 Broadway, 13th Floor                          111 Broadway                                P.O. Box 844
             New York, NY 10003                              Lower Level                        Attn:Corporate Trust Services
       Attn: Corporate Trust Services              Attn: Corporate Trust Services                      Cooper Station
                                                         New York,  NY 10006 New
                                                   York,      NY      10276-0844
                                                   By:Facsimile Number:
                                                       212-420-6211

                                               Confirm by Telephone Number:
                                                       800-548-6565

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

--------------------------------------------------------------------------------
* If Notes of more than one issue are being tendered, it is necessary to return a separate form for each issue of Notes. Please check the appropriate box at the top of this page to indicate the issue of Notes to which this Notice of Guaranteed Delivery relates.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

         By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase, dated July 20, 1999 (as the same may be amended or supplemented from time to time, the "Offer to Purchase"), of the Company, and the accompanying Letter of Transmittal and instructions thereto, which together constitute the Company's offer to purchase for cash all of its outstanding 6% Notes and 4.5% Notes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

         Upon the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of 6% Notes or 4.5% Notes as indicated below, pursuant to the guaranteed delivery procedures described in the Offer to Purchase under the caption "Procedures for Tendering Notes--Guaranteed Delivery."

         All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under the Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

                  Issue of Notes                        Certificate Number                           Principal Amount
                   Tendered                                 (if available)                                 Tendered
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                 PLEASE SIGN AND COMPLETE

   Signature(s) of Registered Holder(s)                              Dated: _______________________________________________, 1999
   or Authorized Signatory:_______________________________________   Address(es): _______________________________________________
   _______________________________________________________________   ____________________________________________________________
   Name(s) of Registered Holder(s):_______________________________   Area Code and Telephone No.: _______________________________
   _______________________________________________________________   If Notes will be delivered by book-entry transfer to
   _______________________________________________________________   the Depository Trust Company ("DTC"), check the box: M
   _______________________________________________________________   DTC Account No.: ___________________________________________

This Notice of Guaranteed Delivery must be signed by each registered holder exactly as its name appears on certificate(s) for Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must provide the following information:


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

   Name(s):_____________________________________________________________________
   _____________________________________________________________________________
   Capacity:____________________________________________________________________
   Address(es):_________________________________________________________________
   _____________________________________________________________________________
   _____________________________________________________________________________
                                   (Zip Code)

   DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE DEPOSITARY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

            The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member of the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution") hereby (i) represents that each holder of the Notes on whose behalf this tender is being made "owns" the Notes tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended,
   (ii) represents that such tender of such Notes complies with such Rule 14e-4 and (iii) guarantees that the Notes tendered hereby in proper form for transfer together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile, with any required signature guarantees, and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message (as defined in the Offer to Purchase) will be received by the Depositary at one of its addresses set forth above within three New York Stock Exchange trading days after the date hereof.

            The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Notes to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

   ______________________________________________________________________________________________________________________________

   Name of Firm:__________________________________________________   ____________________________________________________________
                                                                                        (Authorized Signature)
   Address:_______________________________________________________
                                                                     Name: ______________________________________________________
   _______________________________________________________________
                         (including Zip Code)                        Title: _____________________________________________________

   Area Code and Tel. No.:________________________________________   Date: ______________________________________________________


NOTE: DO NOT SEND NOTES WITH THIS NOTICE. NOTES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.